U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

_________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 12, 2004

COMMISSION FILE NUMBER: 000-21268

Americana Gold and Diamond Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

84-1023321
(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

4790 Caughlin Parkway #171
Reno Nevada 89509-0907
TELEPHONE: 775 750 0450
FAX 775 746 3951
(ADDRESS AND PHONE NUMBER OF PRINCIPAL OFFICES)

Calle Los Laborarories
Torre Beta Piso 2 Office 208
Carcas Venezuela 1
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On January 12, 2004, the registrant (“AGDM”), entered into an agreement with Platinum Works, Inc., a Florida corporation (PWI) and it shareholders to acquire 100% of the total issued and outstanding shares of PWI (the “Agreement”). The closing of the transaction has been set for June 30, 2004.

        Under the terms of the Agreement, AGDM shall issue to the PWI shareholders such number of AGDM shares so that, upon closing of the transaction with AGDM, the PWI shareholders will own a majority of the issued and outstanding shares of common stock of AGDM. The number of shares of common stock to be received by the PWI shareholders shall be calculated as follows:

a.	PWI shall be required to calculate the net book value per share of its common stock as of June 30, 2004 (the “Closing Date”). The value per share shall be based upon the audited net book value of PWI calculated as of the Closing Date. The net book value per share shall then be divided by the total number of issued and outstanding shares of common stock calculated on a fully diluted basis.

b.	AGDM shall be required to calculate the net book value per share of its common stock as of December 31, 2003. The net book value per share shall be based upon the audited net book value of AGDM calculated as of December 31, 2003. The net book value shall then be divided by the total number of issued and outstanding shares of common stock as of December 31, 2003 calculated on a fully diluted basis. This number shall then be multiplied by ten (10) or such number that the AGDM Board may determine to reverse split the AGDM common stock between the date of execution of this Agreement and the date of Closing.

c.	In order to determine the total number of shares of common stock each shareholder of PWI will receive, the shareholder will multiply the total number of shares owned in PWI by a fraction, the numerator being the net book value per share of PWI and the denominator being the net book value per share of AGDM multiplied by 10 or such number as calculated in subparagraph “b.” above.

In addition to the issuance of the shares of AGDM, each shareholder of PWI will receive a warrant to purchase additional shares of common stock in AGDM. The total number of AGDM warrants to be received shall be equal to the total number of shares of AGDM common stock received by the PWI shareholders. The warrants may be exercised for a period of up to 730 days, subject to the following terms and conditions:

a.	If the warrants are exercised within 120 days after Closing, the warrant exercise price per share shall be $1.00 per share.

b.	If the warrants are exercised between 121 and 270 days following Closing, the warrant exercise price shall be $2.00 per share.

c.	If the warrants are exercised between 271 days and 730 days following Closing, the warrant exercise price shall be $3.00 per share.

The exercise price of the warrants assumes that AGDM implements a 10:1 reverse split prior to Closing. To the extent that this reverse split does not occur, or there are subsequent reorganizations in the capital structure of AGDM, then, in that event, the exercise price of the warrants shall be adjusted accordingly.

The shares of common stock and any warrants to be issued to the shareholders of PWI pursuant to this Agreement will not be registered with the Securities and Exchange Commission or any state agency and will be “restricted” securities, as that term is defined under the Securities Act of 1933, as amended. AGDM agrees, however, to register the shares of common stock and common stock purchase warrants being offered hereby if, within the 24 months following the Closing of this transaction, AGDM files a Registration Statement, other than on Form S-8, with the Securities and Exchange Commission. Notwithstanding the foregoing, AGDM’s requirement to register any of the securities being offered hereby shall be subject to AGDM providing notice of the Registration Statement to the PWI shareholders and the PWI shareholders affirmative written consent to be included in the registration statement.

This transaction did not involve the transfer of any funds. The shares will be issued directly by AGDM from its authorized but unissued shares of AGDM’s restricted Common Stock. After the closing of the transaction, the shareholders of PWI will have direct beneficial ownership and voting control of AGDM.

        There are no arrangements or understandings between AGDM and PWI shareholders with respect to the election of directors or other matters.

        There are no arrangements, known to the registrant, the operation of which may, at a subsequent date, result in a change in control of registrant, other than the shares being issued under the Agreement.

        A copy of the Agreement is included as exhibits to this filing.

EXHIBITS 10.01 - Share Exchange Agreement, dated January 12, 2004

SIGNATURES

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

DATED: February 18, 2004	Americana Gold and Diamond Holdings, Inc. By: /s/ David A. Bending David A. Bending President